Exhibit 1.01
Conflict Minerals Report
Cabela’s Incorporated (“Cabela’s” or the “Company”) is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping, and related outdoor merchandise. Certain products that Cabela’s contracts to manufacture contain metallic forms of tin, tantalum, tungsten, and/or gold (“Conflict Minerals”) that are necessary to the functionality or production of such products. In most cases, Cabela’s has no influence on the design, specification, materials selection, or manufacturing processes for such products. The Company is filing this Conflict Minerals Report for the year ended December 31, 2015, because it has reason to believe (based on its reasonable country of origin inquiry) that certain of the products that it contracts to manufacture contain necessary Conflict Minerals that originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”).
I. Reasonable Country of Origin Inquiry
Cabela’s has adopted a Conflict Minerals policy and has communicated its policy to relevant employees and first-tier suppliers. The Company has also incorporated standards regarding Conflict Minerals in its Vendor Code of Conduct and communicated them through its Vendor Manual.
As a downstream company, Cabela’s does not maintain a direct relationship with smelters or refiners, and must rely solely on the declarations of upstream suppliers, contracted to manufacture Cabela’s private-label and exclusive products on its behalf, to provide information regarding the use of Conflict Minerals in component parts or raw materials and on those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. Cabela’s also relies on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information. Efforts were undertaken on products sourced directly by, and manufactured for, Cabela’s in 2015.
Cabela’s efforts to determine the mine or location of origin of the Conflict Minerals that are necessary to the functionality or production of the products that it contracted to manufacture included review of the questionnaires submitted by its first-tier suppliers (as described below) as well as publicly available lists of smelters and refiners that are compliant with the Conflict Free Smelter Program or similar validation programs. Cabela’s defines a first-tier supplier as a supplier having a direct commercial relationship with the original equipment manufacturer, meaning the first-tier supplier sells materials or component parts, which have been aggregated by suppliers throughout the supply chain, to the original equipment manufacturer for final assembly.
To implement the reasonable country of origin inquiry (“RCOI”), Cabela’s asked its first-tier suppliers to complete the Conflict-Free Sourcing Initiative Conflict Minerals Reporting Template as a means to collect information regarding the presence and sourcing of metallic forms of Conflict Minerals used in the products supplied to Cabela’s. The Conflict-Free Sourcing Initiative Conflict Minerals Reporting Template, developed by several of the world’s leading consumer electronics brands, is one of the most common reporting tools for Conflict Minerals content and sourcing information worldwide. Information was collected and stored using an online platform provided by a third party vendor.
An introduction email was sent to first-tier suppliers describing the compliance requirements and requesting Conflict Minerals information. Following the initial introductions to the program and information request, up to nine reminder emails were sent to each non-responsive supplier requesting template completion.
Suppliers who remained non-responsive to email reminders were contacted by telephone to determine the reason for the delay and to provide further assistance for completing the request. An escalation process which includes the Conflict Minerals Assessment Team and senior management was initiated for suppliers who continued to be non-responsive. Cabela’s was successful in obtaining a 98% survey response rate from its first-tier suppliers.
Supplier responses were evaluated for plausibility, consistency, and gaps. Additional supplier contacts were conducted to address issues including incomplete data on reporting templates, responses that did not identify smelters or refiners for listed metals, and organizations that were identified as smelters or refiners, but not verified as such through further analysis and research.

II. Due Diligence

Design of Due Diligence Measures

Cabela’s designed its overall conflict minerals due diligence measures based on, and in conformity with, the five step framework of OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition. Cabela’s believes its due diligence measures were reasonably designed and performed in good faith.

Due Diligence Measures Performed

Following the RCOI evaluation and verification, further investigation was conducted on vendors perceived to be high risk. The first-tier suppliers’ responses to Conflict Minerals information requests were then collated and reported to senior management. Updates were also provided as to the status of responses, including updates on monitoring and tracking corrective action and risk mitigation efforts.

In connection with our due diligence, we used information made available by the Conflict Free Sourcing Initiative, London Bullion Market Association, Responsible Jewellery Council, and Tungsten Industry - Conflict Minerals Council concerning their independent third-party audits of smelters and refiners.

In addition to the steps described above, Cabela’s has developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts. The Company has also supported the development and implementation of independent third party audits of a smelter’s or refiner’s sourcing through our policy and procurement practices in order to encourage suppliers to purchase materials from audited smelters and refiners.
III. Due Diligence Results

The Cabela’s products that it contracted to manufacture that contain necessary metallic forms of Conflict Minerals include apparel, footwear, firearms/shooting products, archery/optics/hunting equipment, camping/outdoors products, home products/gifts, fishing products, and power sports products. As Cabela’s received limited information from its first-tier suppliers, it was unable to conclusively determine that none of these products contain necessary Conflict Minerals that directly or indirectly financed or benefitted armed groups in the Covered Countries.

Below is a list of facilities identified by our first-tier suppliers that processed Conflict Minerals for the products listed above in 2015 (if known), the country of origin for the Conflict Minerals processed by such facilities (if known), and the conflict-free status of such facilities (if known). We have been unable to definitively link the identified smelters/refiners to only those products/materials in our supply chain; therefore, our smelter/refiner list likely contains more processing facilities than are actually in our supply chain.

Smelter or Refiner Facility Name†
Metal: Gold
Advanced Chemical Company*
Aida Chemical Industries Co., Ltd.*
Aktyubinsk Copper Company TOO
Al Etihad Gold
Allgemeine Gold-und Silberscheideanstalt A.G.*
Almalyk Mining and Metallurgical Complex (AMMC)*
AngloGold Ashanti Córrego do Sítio Mineração*
Argor-Heraeus SA*
Asahi Pretec Corporation*

Asahi Refining Canada Limited*
Asahi Refining USA Inc.*
Asaka Riken Co., Ltd.*
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Aurubis AG*
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Bauer Walser AG
BHP Billiton
Boliden AB*
C. Hafner GmbH + Co. KG*
Caridad
CCR Refinery - Glencore Canada Corporation*
Cendres + Métaux SA
Chimet S.p.A.*
China Nonferrous Metal Mining (Group) Co., Ltd.
Chugai Mining
Codelco
Daejin Indus Co., Ltd.
Daye Non-Ferrous Metals Mining Ltd.
DODUCO GmbH*
Dowa
DSC (Do Sung Corporation)
Eco-System Recycling Co., Ltd.*
Eldorado Gold Corporation
Elemetal Refining, LLC*
Emirates Gold DMCC
ESG Edelmetall-Service GmbH & Co. KG
Faggi Enrico S.p.A.
Gannon & Scott
Gansu Seemine Material Hi-Tech Co Ltd
Geib Refining Corporation
Guangdong Jinding Gold Limited
Hangzhou Fuchunjiang Smelting Co., Ltd.
Heimerle + Meule GmbH*
Heraeus Ltd. Hong Kong*
Heraeus Precious Metals GmbH & Co. KG*
House of Currency of Brazil (Casa da Moeda do Brazil)
Hunan Chenzhou Mining Co., Ltd.
Hwasung CJ Co. Ltd
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*
Ishifuku Metal Industry Co., Ltd.*
Istanbul Gold Refinery*
Japan Mint*
Jiangxi Copper Company Limited*
Jinlong Copper Co., Ltd.
JSC Ekaterinburg Non-Ferrous Metal Processing Plant*

JSC Uralelectromed*
JX Nippon Mining & Metals Co., Ltd.*
Kazakhmys plc
Kazzinc*
Kennecott Utah Copper LLC*
KGHM Polska MiedŸ Spó³ka Akcyjna
Kojima Chemicals Co., Ltd.*
Korea Metal Co. Ltd
Korea Zinc Co. Ltd.
Kyrgyzaltyn JSC*
L' azurde Company For Jewelry
Laizhou Gold Co.
Lingbao Gold Company Ltd.
Lingbao Jinyuan Tonghui Refinery Co. Ltd.
LS-NIKKO Copper Inc.*
Luo yang Zijin Yinhui Metal Smelt Co Ltd
Materion*
Matsuda Sangyo Co., Ltd.*
Metalor Technologies (Hong Kong) Ltd.*
Metalor Technologies (Singapore) Pte., Ltd.*
Metalor Technologies (Suzhou) Co Ltd
Metalor Technologies SA*
Metalor USA Refining Corporation*
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*
Mitsubishi Materials Corporation*
Mitsui Mining & Smelting*
MMTC-PAMP India Pvt., Ltd.*
Morris and Watson
Moscow Special Alloys Processing Plant*
Nadir Metal Rafineri San. Ve Tic. A.ª.*
Navoi Mining and Metallurgical Combinat*
Nihon Material Co., Ltd.*
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*
Ohura Precious Metal Industry Co., Ltd.*
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*
OJSC Kolyma Refinery
OJSC Novosibirsk Refinery*
PAMP SA*
Penglai Penggang Gold Industry Co Ltd
Prioksky Plant of Non-Ferrous Metals*
PT Aneka Tambang (Persero) Tbk*
PX PrŽcinox SA*
Rand Refinery (Pty) Ltd.*
Republic Metals Corporation*
Royal Canadian Mint*
Sabin Metal Corp.

Samduck Precious Metals
SAMWON METALS Corp.
SAXONIA Edelmetalle GmbH
Schone Edelmetaal B.V.*
SEMPSA Joyería Platería SA*
Shandong Gold Mining Co., Ltd.
Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Sichuan Tianze Precious Metals Co., Ltd.*
Singway Technology Co., Ltd.*
So Accurate Group, Inc.
SOE Shyolkovsky Factory of Secondary Precious Metals*
Solar Applied Materials Technology Corp.*
Sumitomo Metal Mining Co., Ltd.*
Super Dragon Technology Co., Ltd.
T.C.A S.p.A*
Tanaka Kikinzoku Kogyo K.K.*
The Great Wall Gold and Silver Refinery of China*
The Refinery of Shandong Gold Mining Co., Ltd.*
Tokuriki Honten Co., Ltd.*
TongLing Nonferrous Metals Group Holdings Co., Ltd.
Torecom
Umicore Brasil Ltda.*
Umicore Precious Metals Thailand*
Umicore SA Business Unit Precious Metals Refining*
United Precious Metal Refining, Inc.*
Valcambi SA*
Western Australian Mint trading as The Perth Mint*
WIELAND Edelmetalle GmbH
Yamamoto Precious Metal Co., Ltd.*
Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
Yokohama Metal Co., Ltd.*
Yunnan Copper Industry Co Ltd
Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Zijin Mining Group Co., Ltd. Gold Refinery*
Countries of origin for gold are believed to include:
Argentina, Armenia, Australia, Bolivia, Brazil, Canada, Chile, China, Democratic Republic of the Congo, France, Ghana, Greece, Guinea, Guyana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Namibia, Papua New Guinea, Peru, Philippines, Romania, Russia, Saudi Arabia, South Africa, South Korea, Spain, Sweden, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Zambia.

Metal: Tantalum
AMG Advanced Metallurgical Group
Avon Specialty Metals Ltd
Changsha South Tantalum Niobium Co., Ltd.*
Conghua Tantalum and Niobium Smeltry*
D Block Metals, LLC*

Duoluoshan*
Exotech Inc.*
F&X Electro-Materials Ltd.*
FIR Metals & Resource Ltd.*
Ganzhou Huaxing Tungsten Products Co., Ltd.
Global Advanced Metals Aizu*
Global Advanced Metals Boyertown*
Guangdong Zhiyuan New Material Co., Ltd.*
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
H.C. Starck Co., Ltd.*
H.C. Starck GmbH Goslar*
H.C. Starck GmbH Laufenburg*
H.C. Starck Hermsdorf GmbH*
H.C. Starck Inc.*
H.C. Starck Ltd.*
H.C. Starck Smelting GmbH & Co.KG*
Hengyang King Xing Lifeng New Materials Co., Ltd.*
Hi-Temp Specialty Metals, Inc.*
Hunan Chunchang Nonferrous Metals Co., Ltd.
Ishifuku Metal Industry Co., Ltd.
Jiangxi Dinghai Tantalum & Niobium Co., Ltd*
JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Jiujiang Tanbre Co., Ltd.*
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
JX Nippon Mining & Metals Co., Ltd.
KEMET Blue Metals*
Kemet Blue Powder*
King-Tan Tantalum Industry Ltd.*
LSM Brasil S.A.*
Metallurgical Products India Pvt., Ltd.*
Mineração Taboca S.A.
Mitsui Mining & Smelting*
Molycorp Silmet A.S.*
Ningxia Orient Tantalum Industry Co., Ltd.*
Plansee SE Liezen*
Plansee SE Reutte*
QuantumClean*
Resind Indústria e Comércio Ltda.*
RFH Tantalum Smeltry Co., Ltd.*
Solikamsk Magnesium Works OAO*
Taki Chemicals*
Telex Metals*
Tranzact, Inc.*
Ulba Metallurgical Plant JSC*
XinXing Haorong Electronic Material Co., Ltd.*
Yichun Jin Yang Rare Metal Co., Ltd.*

Zhuzhou Cemented Carbide*
Countries of origin for tantalum are believed to include:
Australia, Brazil, Burundi, Canada, China, Democratic Republic of the Congo, Ethiopia, Mozambique, Nigeria, Rwanda.
Metal: Tin
Alpha*
An Thai Minerals Company Limited*
An Vinh Joint Stock Mineral Processing Company
Best Metais e Soldas SA
China Tin Group Co., Ltd.*
CNMC (Guangxi) PGMA Co. Ltd.
Colonial Metals, Inc
Cooperativa Metalurgica de Rondônia Ltda.*
CSC Pure Technologies
CV Ayi Jaya*
CV Duta Putra Bangka
CV Gita Pesona*
CV Prima Timah Utama
CV Serumpun Sebalai*
CV United Smelting*
CV Venus Inti Perkasa*
Dongguan Qiandao Tin Co., Ltd
Dowa
EFD INC.
Electroloy Metal Pte
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Elmet S.A. de C.V.
Elmet S.L.U. (Metallo Group)*
EM Vinto*
Estanho de Rondônia S.A.
Feinhutte Halsbrucke GmbH
Fenix Metals*
Gejiu Kai Meng Industry and Trade LLC*
Gejiu Non-Ferrous Metal Processing Co., Ltd.*
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Gejiu Zi-Li
Guangxi Non-ferrous Metals Group Company Limited
Heraeus Materials Technology GmbH & Co. KG
Huichang Jinshunda Tin Co. Ltd
Hyundai-Steel
Japan New Metals Co., Ltd.
Jean Goldschmidt International SA
Jiangxi Copper Company Limited
Jiangxi Ketai Advanced Material Co., Ltd.*
Kovohutì Pøíbram
Linwu Xianggui Smelter Co
Magnu's Minerais Metais e Ligas Ltda.*

Malaysia Smelting Corporation (MSC)*
Materials Eco-Refining CO.,LTD
Melt Metais e Ligas S/A*
Metahub Industries Sdn. Bhd.
Metallic Resources, Inc.*
Metallo-Chimique N.V.*
Metalor Technologies SA
Mineração Taboca S.A.
Minsur*
Mitsubishi Materials Corporation*
Nankang Nanshan Tin Co., Ltd.
Nghe Tinh Non-Ferrous Metals Joint Stock Company
Novosibirsk Integrated Tin Works
O.M. Manufacturing (Thailand) Co., Ltd.*
O.M. Manufacturing Philippines, Inc.*
Operaciones Metalurgical S.A.*
PBT
Phoenix Metal Ltd
POSCO
PT Alam Lestari Kencana
PT Aries Kencana Sejahtera*
PT Artha Cipta Langgeng*
PT ATD Makmur Mandiri Jaya*
PT Babel Inti Perkasa*
PT Bangka Kudai Tin
PT Bangka Prima Tin*
PT Bangka Timah Utama Sejahtera
PT Bangka Tin Industry*
PT Belitung Industri Sejahtera*
PT BilliTin Makmur Lestari*
PT Bukit Timah*
PT Cipta Persada Mulia*
PT DS Jaya Abadi*
PT Eunindo Usaha Mandiri*
PT Fang Di MulTindo
PT Inti Stania Prima*
PT Justindo*
PT Karimun Mining
PT Mitra Stania Prima*
PT Panca Mega Persada*
PT Pelat Timah Nusantara Tbk
PT Prima Timah Utama*
PT Refined Bangka Tin*
PT Sariwiguna Binasentosa*
PT Seirama Tin Investment
PT Stanindo Inti Perkasa*

PT Sukses Inti Makmur*
PT Sumber Jaya Indah*
PT Timah (Persero) Tbk Kundur*
PT Timah (Persero) Tbk Mentok*
PT Tinindo Inter Nusa*
PT Tirus Putra Mandiri
PT Tommy Utama*
PT WAHANA PERKIT JAYA*
Pure Technology
Resind Indústria e Comércio Ltda.
Ritchey Metals
Rui Da Hung*
Senju Metal Industry Co., Ltd.
SGS
Shangrao Xuri Smelting Factory
Soft Metais Ltda.*
Sumitomo Metal Mining Co., Ltd.
Technic Inc.
Thai Nguyen Nonferrous Metal Co.
Thaisarco*
Tuyen Quang Non-Ferrous Metals Joint Stock Company
Umicore SA Business Unit Precious Metals Refining
VQB Mineral and Trading Group JSC*
White Solder Metalurgia e Mineração Ltda.*
Xianghualing Tin Co., Ltd.
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.*
Yunnan Tin Group (Holding) Company Limited*
Countries of origin for tin are believed to include:
Australia, Bolivia, Brazil, Burundi, China, Democratic Republic of the Congo, Indonesia, Malaysia, Mexico, Myanmar, Niger, Nigeria, Peru, Portugal, Russia, Rwanda, Thailand, Vietnam.
Metal: Tungsten
A.L.M.T. TUNGSTEN Corp.*
Asia Tungsten Products Vietnam Ltd.*
Chenzhou Diamond Tungsten Products Co., Ltd.*
Chongyi Zhangyuan Tungsten Co., Ltd.*
Dayu Jincheng Tungsten Industry Co., Ltd.*
Dayu Weiliang Tungsten Co., Ltd.*
Fujian Jinxin Tungsten Co., Ltd.*
Ganxian Shirui New Material Co., Ltd.
Ganzhou Haichuang Tungsten Industry Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.*
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Ganzhou Non-ferrous Metals Smelting Co., Ltd.*
Ganzhou Seadragon W & Mo Co., Ltd.*
Ganzhou Yatai Tungsten Co., Ltd.*
Global Tungsten & Powders Corp.*
Golden Egret Special Alloy Co. Ltd

Guangdong Xianglu Tungsten Co., Ltd.*
H.C. Starck GmbH*
H.C. Starck Smelting GmbH & Co.KG*
Hunan Chenzhou Mining Co., Ltd.
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin*
Hunan Chunchang Nonferrous Metals Co., Ltd.*
Hydrometallurg, JSC*
Japan New Metals Co., Ltd.*
Jiangwu H.C. Starck Tungsten Products Co., Ltd.*
Jiangxi Gan Bei Tungsten Co., Ltd.*
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*
Jiangxi Xinsheng Tungsten Industry Co., Ltd.*
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*
Jiangxi Yaosheng Tungsten Co., Ltd.*
Kennametal Fallon*
Kennametal Huntsville*
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Malipo Haiyu Tungsten Co., Ltd.*
Niagara Refining LLC*
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*
Pobedit, JSC*
Sanher Tungsten Vietnam Co., Ltd.*
Tejing (Vietnam) Tungsten Co., Ltd.*
Vietnam Youngsun Tungsten Industry Co., Ltd.*
Wolfram Bergbau und Hütten AG*
Xiamen Tungsten Co., Ltd.*
Xinhai Rendan Shaoguan Tungsten Co., Ltd.*
Zhuzhou Cemented Carbide
Countries of origin for tungsten are believed to include:
Australia, Brazil, Burundi, Canada, China, Democratic Republic of the Congo, Ethiopia, Mozambique, Nigeria, Rwanda.

† Smelter or refiner facility names as reported by the Conflict Free Sourcing Initiative, Department of Commerce, or 3rd party research as of April 15, 2016.

* Denotes smelters or refiners which have received a “conflict free” designation from an independent third party audit program as of April 15, 2016.
IV. Future Measures

Cabela’s is continuing to refine its systems for identifying relevant suppliers and obtaining additional and more reliable information from each such supplier regarding such supplier’s supply chain. Cabela’s is also continuing to communicate its expectations and information requirements to its first-tier suppliers and will continue to undertake additional fact and risk assessments as necessary.